UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2015

CAROLCO PICTURES, INC.

 (Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Glades Road, Ste. 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 826-9307

 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” “Carolco” refer to Carolco Pictures, Inc., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including operating margins, earnings, cash flow, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 5.01	Changes in Control of Registrant.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2015, on October 5, 2015, Alexander Bafer, Carolco Pictures, Inc.’s controlling shareholder, Chief Executive Officer and director (the “Seller”), entered into and closed separate and distinct Securities Purchase Agreements (the “Agreement”) with individual Purchasers. The Company hereby clarifies that the Purchasers were Richard Waserstein, Hamba Revocable Trust, Lupowitz, LLC and Tarek Kirschen (the “Purchasers”) whereby the Purchasers (individually) purchased in the aggregate from the Seller a total of 35,000,000 shares of the Company’s common stock (the “Shares”) for an aggregate of $625,000, representing approximately 57.7% of the issued and outstanding shares of common stock of the Company. Alexander Bafer will retain 5,527,215 shares of the Company’s common stock.

Mr. Bafer's rationale behind the execution of the overall transaction was to enhance shareholder value by bringing in an investor group which included a principal investor, Mr. Sam Lupowitz, and the business model developed by Mr. Lupowitz, a model designed to bring the "Carolco" brand - associated mainly with mega-successful motion picture franchises such as "Rambo" and "Terminator" - back to its former glory while attempting to offset much of the financial risk typically associated with production.

Mr. Lupowitz gained extensive feature-length motion picture production and worldwide distribution experience first working side by side for many years with one of the world's most prolific filmmakers, the late Menahem Golan of "Golan-Globus" and The Cannon Group, Inc. ("Cannon") fame.  Cannon ultimately acquired one of Hollywood's seven major motion picture studios (Metro-Goldwyn, Mayer, Inc.) (a/k/a "MGM").  Further, Mr. Golan is credited by many for having invented "pre-sales", a term that refers to the pre-licensing of the distribution rights in and to motion pictures prior to their actual production (pursuant to Mr. Lupowitz' model, a technique the Company intends to use to offset financial risk).

Mario Kassar, co-founder of the original "Carolco" and producer of the first three installments of the "Rambo" franchise, two installments of the "Terminator" franchise, "Total Recall" and "Basic Instinct", as well as many other major motion pictures, remains as Carolco's chairman.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2015.  Frank Esposito and Martin Fisher resigned as members of the Board of Directors of the Company. There were no disagreements with these former directors of the Company as to its operations, policies or practices. On October 16, 2015. Alexander Bafer resigned as Chief Executive Officer and Chief Financial Officer. There were no disagreements Alexander Bafer as to the Company’s operations, policies or practices. Alexander Bafer remains as a member of the Board of Directors.

On October 15, 2015, Sam Lupowitz and Richard Waserstein were appointed to serve as members of the Board of Directors until the next annual meeting of shareholders.  In addition, Sam Lupowitz was appointed as the Company’s Chief Executive Officer.

Their biographies are as follows:

Sam Lupowitz, for the last five years, has been an investor in first mortgage loans against real estate.  Previously he was an independent producer of such films as “The Versace Murder”, “Kickboxing Academy” and “Miami”.

Richard Waserstein has operated his own legal firm, Law Office of Richard Waserstein, focusing on bankruptcy, real estate and foreclosure law, in Bay Harbor Islands Florida since 1988. Mr. Waserstein obtained his BBA from the University of Miami in 1983, and his JD from the University of Miami School of Law in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAROLCO PICTURES, INC.

Date: October 20, 2015	By:	/s/ Sam Lupowitz
	Name:	Sam Lupowitz
	Title:	Chief Executive Officer

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